Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1/A Amendment No. 4 of our report dated September 19, 2023, relating to the consolidated financial statements of CTRL Group Limited (the “Company”), appearing in the Company’s Report on Form F-1 as of and for the year ended March 31, 2023 and 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

October 24, 2023